Exhibit 99.4

Quantum Computing Inc. Appoints Robert B. Fagenson, National Holdings Vice Chairman and Former NYSE Floor Governor and Vice Chairman, to its
Board of Directors

LEESBURG, VA - February 23, 2021 - Quantum Computing Inc. (OTCQB: QUBT) (QCI), a leader in bridging the power of classical and quantum computing, has appointed finance and capital markets industry leader, Robert B. Fagenson, to serve on the company’s board of directors and as chair of its audit committee.

Following his appointment, QCI’s board now has five directors with three serving independently. The appointment advances the company toward satisfying the requirements of its application to list its shares on the Nasdaq Capital Market.

Fagenson brings to QCI over 50 years of executive leadership experience, with a deep understanding of public company governance gained from having served most of his career in senior positions at the New York Stock Exchange (NYSE) and as head of other leading capital market organizations.

Since 2014, Fagenson has held various executive positions including chairman, executive vice chairman and CEO, and is presently the non-executive vice chairman of National Holdings Corporation (NASDAQ: NHLD), a leading full-service investment banking and asset management firm with subsidiaries that include National Securities Corporation, founded in 1947.

Fagenson is also the chairman, president and CEO of Fagenson & Co., which for 50 years has been engaged in institutional brokerage, investment banking and money management.

Fagenson spent the early part of his career at the NYSE, where he was the managing partner of one of the largest specialist firms operating on the trading floor. As a member of the NYSE, he served as a floor governor. He was elected to the NYSE board of directors in 1993 and eventually served as vice chairman for several years.

“The QCI team is fortunate to have Robert, a corporate leader of tremendous stature and experience, join the board of directors at this pivotal moment in the company’s growth,” stated QCI chairman, president and CEO, Robert Liscouski. “His extraordinary executive and governance experience brings us invaluable knowledge, insights and relationships in the worlds of business, finance and the capital markets.”

“As our new board member and audit committee chair, he will help guide our financial and operational development as we focus on scaling our business and pursuing the many growth opportunities ahead in the rapidly evolving quantum space.”

“As an early investor in the company, I have come to admire QCI’s exceptional leadership and technical teams, and appreciate the tremendous shareholder value they have created with their groundbreaking software for quantum computing,” said Fagenson. “I’m excited to now become a greater part of its journey toward growth and success, and especially as businesses, including many in the capital markets, are now increasingly looking to quantum computing to solve many of their most challenging operational problems.”

Fagenson is also on the boards of several non-profit organizations, including Sports & Arts in Schools Foundation, Federal Law Enforcement Officers Association Foundation, National Organization of Investment Professionals, and the Conservation Committee of MOMA.

He received his B.S. degree in Transportation Sciences and Finance from Syracuse University, and serves on the alumni boards of the university’s Whitman School of Business and SU Athletics.

As the first and still only public pure-play quantum computing software company, QCI has introduced the first commercially available software that delivers superior performance by bridging the respective strengths of classical and quantum computing.

QCI recently announced the commercial availability of its proprietary Qatalyst™, a first of its kind quantum application accelerator. Qatalyst eliminates the expensive and complex programming of new quantum workflows and allows businesses to reap the performance benefits of quantum techniques without the need to master quantum programming. To learn more about how Qatalyst can deliver results for your business, go to quantumcomputinginc.com.

About Quantum Computing Inc.

Quantum Computing Inc. (QCI) is focused on accelerating the value of quantum computing for real-world business solutions. The company has developed the first software to bridge the power of classical and quantum computing, hiding complexity and empowering subject matter experts (SMEs) to solve complex computational problems. QCI’s expert team in finance, computing, security, mathematics and physics with years of experience with complex technologies, from leading edge supercomputing innovations, to massively parallel programming and cyber security that protects nations. For more information about QCI, visit www.quantumcomputinginc.com.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. Those statements include statements regarding the intent, belief or current expectations of Quantum Computing (“Company”), and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

The Company undertakes no obligation to update or revise forward-looking statements to reflect changed conditions. Statements in this press release that are not descriptions of historical facts are forward-looking statements relating to future events, and as such all forward-looking statements are made pursuant to the Securities Litigation Reform Act of 1995. Statements may contain certain forward-looking statements pertaining to future anticipated or projected plans, performance and developments, as well as other statements relating to future operations and results. Any statements in this press release that are not statements of historical fact may be considered to be forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," “aim to,” or variations of these or similar words, identify forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Item 1A in the Company’s Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in the Company’s filings with the SEC.

Qatalyst™ is a trademark of Quantum Computing Inc. All other trademarks are the property of their respective owners.

Company Contact:

Robert Liscouski, CEO

Quantum Computing, Inc.

+1 (703) 436-2161

info@quantumcomputinginc.com

Investor Relations Contact:

Ron Both or Grant Stude

CMA Investor Relations

+1 (949) 432-7566

Email Contact

Media Relations Contact:

Seth Menacker

Fusion Public Relations

+1 (201) 638-7561

qci@fusionpr.com